SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2004

ARTHROCARE CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

680 Vaqueros Avenue Sunnyvale, California 94085 (Address of principal executive offices, including zip code)

(408) 736-0224 (Registrant’s telephone number, including area code)

On February 11, 2004, ArthroCare Corporation, a Delaware corporation (“ArthroCare”), filed a Current Report on Form 8-K, dated as of January 28, 2004, pertaining to the acquisition by ArthroCare of Medical Device Alliance Inc., a Nevada corporation (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of October 23, 2003, and as amended January 5, 2004 (collectively, the “Merger Agreement”), by and among ArthroCare, the Company and Alpha Merger Sub Corporation, a Nevada corporation and wholly-owned subsidiary of ArthroCare (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company, with the separate corporate existence of Merger Sub ceasing and the Company continuing as the surviving corporation and wholly-owned subsidiary of ArthroCare (the “Merger”). This Current Report on Form 8-K/A is filed to submit the audited financial statements of the Company, and certain pro forma financial information required by Item 7 of Form 8-K.

Item 7:	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

Consolidated audited Balance Sheets as of December 31, 2002, 2001, 2000, 1999, 1998 and 1997.

Consolidated unaudited Balance Sheet as of September 30, 2003.

Consolidated audited Statement of Operations and Comprehensive Income (Loss) for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997.

Consolidated unaudited Statement of Operations and Comprehensive Income (Loss) for the three and nine months ended September 30, 2003 and 2002.

Consolidated audited Statements of Stockholders’ Equity for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997.

Consolidated audited Statements of Cash Flows for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997.

Consolidated unaudited Statements of Cash Flows for the nine months ended September 30, 2003 and 2002.

Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997.

Notes to unaudited Consolidated Financial Statements for the nine months ended September 30, 2003.

(b) Pro Forma Financial Information.

Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2003.

Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2002.

Condensed Consolidated Pro Forma Statement of Operations for the nine months ended September 30, 2003.

Notes to Consolidated Financial Statements.

(c) Exhibits.

Exhibit No.	Description

99.1	Financial Statements of Medical Device Alliance Inc.

99.2	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: April 12, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial Statements of Medical Device Alliance Inc.

99.2	Pro Forma Financial Information

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